Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 5, 2011 included in the Registration Statement on Form S-1 and related prospectus of Climate ESCO Ltd. for the registration of shares of its common stock

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP
Vancouver, Canada
July 13, 2011